THIS AMENDED AND RESTATED PROMISSORY NOTE AMENDS, RESTATES AND REPLACES IN ITS ENTIRETY THAT CERTAIN PROMISSORY NOTE (THE "PRIOR NOTE") DATED MARCH 20, 2014, IN THE ORIGINAL PRINCIPAL AMOUNT OF $3,592,000.00, MADE BY THE MAKER HEREIN AND PAYABLE TO THE ORDER OF THE PAYEE HEREIN, WHICH PRIOR NOTE HAS AN OUTSTANDING PRINCIPAL BALANCE AS OF THE DATE HEREOF OF $3,053,199.88; THE INDEBTEDNESS EVIDENCED BY THE PRIOR NOTE SHALL NOW BE PAID PURSUANT TO THE TERMS OF THIS AMENDED AND RESTATED PROMISSORY NOTE.

AMENDED AND RESTATED PROMISSORY NOTE

$3,053,199.88                                                 Clearwater, Florida
                                                        June 27, 2016

FOR VALUE RECEIVED, the undersigned, Bovie Medical Corporation, a Delaware corporation (the "Maker") unconditionally promises to pay to the order of The Bank of Tampa, a Florida banking corporation ("Payee," which shall include any subsequent holder hereof or any interest herein), at Post Office Box One, Tampa, Florida 33601, or at such other place as the Payee may from time to time designate in writing, without grace, the principal sum of $3,053,199.88, together with interest on the unpaid principal balance from time to time outstanding in accordance with the following provisions:

(a)            In addition to the other terms elsewhere defined in this Note, the following terms shall have the respective meanings set forth below:

"Business Day" shall mean (i) any day other than a Saturday, Sunday or any other day on which Payee is not open for business and (ii) with respect to all notices, determinations, funding and payments in connection with the LlBOR Rate, any day that is a Business Day pursuant to clause (i) and that is also a day on which trading is carried on by and between banks in the London interbank market.

"Extended Maturity Date" shall mean July 20, 2024.

"Initial Maturity Date" shall mean July 20, 2019.

"Interest Period" shall mean each one month period commencing on the first day of each calendar month and ending on the last day of each calendar month, provided that the initial Interest Period shall commence on the date hereof and shall end on June 30,2016.

"Interest Rate" shall mean a monthly adjusting interest rate per annum equal to the sum of (A) the LlBOR Rate as in effect as of the first Business Day of each Interest Period plus (B) the Interest Rate Margin and fixed until the first day of the next succeeding Interest Period at which time the Interest Rate shall be adjusted as herein provided. The maintenance of principal at the Interest Rate shall be subject to the following additional terms and conditions:

(i)            If Payee notifies Maker that reasonable means do not exist for Payee to determine the LlBOR Rate, as determined by Payee in its sole discretion, then the principal subject or to be subject to the Interest Rate shall accrue or shall continue to accrue interest at a rate as determined by Payee in its discretion based on a reasonably comparable index and an interest rate margin determined by Payee in its reasonable discretion.

(ii)            If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall either prohibit or extend the time at which any principal subject to Interest Rate, or corresponding deposits, if any, may be purchased, maintained, or repaid, then on and as of the date the prohibition or extension becomes effective, the principal subject to that prohibition or extension shall continue to accrue interest at a rate as determined by Payee in its discretion based on a reasonably comparable index and an interest rate margin determined by Payee in its reasonable discretion.

(iii)           All payments of principal and interest shall be made net of any taxes, costs, fees, losses and expenses incurred or charged by Payee resulting from having principal outstanding hereunder at the Interest Rate, including:

(A)           taxes (or the withholding of amounts for taxes) of any nature whatsoever including income, excise, and interest equalization taxes (other than income taxes imposed by the United States or any state thereof on the income of Payee), as well as all levies, imposts, duties, or fees whether now in existence or resulting from a change in, or promulgation of, any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise, by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

(B)           any reserve or special deposit requirements against assets or liabilities of, or deposits with or for the account of, Payee with respect to principal outstanding at the Interest Rate (including those imposed under Regulation 0 of the Federal Reserve Board) or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

(C)           any other costs resulting from compliance with treaties, statutes, regulations, interpretations, or any directives or guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

(D)           Any breakage fees and other losses and expenses (including interest rate margin and any other losses of anticipated profits, and any minimum breakage fee charged by Payee from time to time) incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Payee to make the loan evidenced by this Note or maintain principal outstanding at the Interest Rate as a result of a prepayment of the loan evidenced by this Note on a day other than the last day of an Interest Period ..

If Payee incurs or charges any such taxes, costs, fees, losses and expenses, Maker, upon demand in writing specifying the amounts thereof, shall promptly pay them; save for manifest error Payee's specification shall be presumptively deemed correct. The loan evidenced by this Note shall be conclusively deemed to have been funded by or on behalf of Payee in the London or another offshore interbank market by the purchase of U.S. Dollar deposits or other funds corresponding in amount to the amounts under this Note for each Interest Period.

"Interest Rate Margin" shall mean 3.50%.

"LlBOR Rate" shall mean the One Month LlBOR (London Interbank Offered Rate) published in The Wall Street Journal on the 1st Business Day ofeach Interest Period.

      (b) This Note shall bear interest at the Interest Rate, as from time to time in effect.

(c)           Commencing on July 20, 2016, and on the numerically corresponding day of each and every calendar month thereafter during the term of this Note, Maker shall pay to Payee equal monthly installments of principal of $19,955.56 each plus accrued interest at the Interest Rate.

(d)           The entire outstanding principal balance together with all accrued interest owed thereon, as well as all other costs associated with the indebtedness evidenced hereby, shall be due and payable in full on the Initial Maturity Date; provided, however, that in the event that all of the terms and conditions as set forth in the Loan Agreement (as hereinafter defined) with respect to extension of the maturity of this Note until the Extended Maturity Date then the maturity of this Note shall be extended until the Extended Maturity Date, at which time the entire outstanding principal balance together with all accrued interest owed thereon, as well as all other costs associated with the indebtedness evidenced hereby, shall be due and payable in full. In the event that the maturity of this Note is extended until the Extended Maturity Date, Maker shall continue to make the payments of principal plus interest as provided in subparagraph (c) above.

In the event that any interest index referred to herein which is used as the basis for determination of any rate of interest set forth herein ceases to be published or made available, the rate of interest charged hereunder shall be based upon similar published averages reasonably selected by Payee.

This Note is (i) made pursuant to the terms of that certain Loan Agreement by and between Payee and Maker dated as of May 20, 2014, as the same has been modified and amended by that certain First Amendment to Loan Agreement dated on or about the date hereof (collectively, as amended, modified, restated or supplemented at any time or from time to time, the "Loan Agreement") by and between Payee and Maker and (ii) secured by, among other things, that certain Mortgage, Security Agreement, Financing Statement and Assignment of Rents dated May 20,2014, from Maker in favor of Payee, as the same has been modified and amended by that certain Mortgage Modification Agreement dated on or about the date hereof (collectively, as amended, modified or restated at any time or from time to time, the "Mortgage"), which is a lien on a certain estate in real property described therein, and other loan documents (together with any document or instrument now or hereafter executed in connection with any obligation of Maker to Payee, as the same may be amended, modified or restated at any time or from time to time, the "Loan Documents").

If any payment hereunder is due on a date which is not a Business Day (as defined below), the due date therefor shall be extended to the next succeeding Business Day, and interest shall be payable at the then applicable rate during such extension. All payments hereunder shall be first applied to any accrued unpaid interest, principal, unpaid collection costs, and the balance, if any, to unpaid late charges. All interest provided for in this Note shall be calculated on the basis of a three hundred sixty (360) day year, based on the actual number of days elapsed. Payments must be made in legal tender of the United States of America in good, collected funds at the place of payment. Any payment received after 5:00 p.rn. (place of payment time) shall be credited on the next succeeding Business Day.

Any payment which is not made within ten (10) days of when due, shall be assessed a "late charge" of five percent (5%) of such payment, which shall be immediately due and payable to Payee.

Prepayments may be made in whole or in part at any time without penalty or premium. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Payee shall determine in its sole discretion.

Maker, any endorser, any guarantor hereof or any other party hereto (individually, an "Obligor" and collectively, "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other Loan Documents; (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Payee of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Payee, or any indulgence shown by Payee (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Payee shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Payee of, or otherwise affect, any of Payee's rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any endorsement or guaranty hereof and/or the enforcement or defense of Payee's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, attorneys' and paralegals' fees (including, without limitation, any allocated costs of Holder's in-house counselor legal staff to the extent permitted by applicable law), including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings (including without limitation seeking relief from the stay of 11 U.S.C. §362 and limiting the use of cash collateral under 11 U.S.C. §363), receivership, or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable. Any award or payment of attorneys' or paralegals' fees hereunder or by order of a court of competent jurisdiction shall include as a part thereof any and all sales or use taxes imposed thereon by any appropriate governmental authority.

Anyone or more of the following shall constitute an "Event of Default" hereunder: (a) the failure to make any payment of principal and/or interest under this Note or any other obligation of any Obligor to Payee (i) within ten (10) days of when due, as to any regular payment and/or (ii) when due as to any payment due on demand, at maturity or by acceleration; (b) if any representation or warranty of any Obligor in any of the Loan Agreement, the Mortgage, the other Loan Documents, any endorsement, any guaranty, or in any certificate or statement furnished at any time thereunder or in connection therewith proves to be untrue or misleading in any material respect when made or furnished; (c) default which is not otherwise the subject of any other provision of this paragraph shall occur in the performance of any of the covenants or agreements of any Obligor contained in this Note, the Loan Agreement, the Mortgage, any guaranty, or any other Loan Document and such default is not capable of being cured, or if capable of being cured shall continue uncured to the reasonable satisfaction of Payee for a period of forty-five (45) days after written notice thereof from Payee to Maker, or such other lesser or greater period of time, if any, with or without notice as specifically set forth in the applicable document or instrument; provided, however, in the event that such default is capable of being cured but not within forty-five (45) days or such other greater or lesser curative with respect to the particular default, Maker shall have such additional time, not to exceed and additional fifteen (15) days within which to cure such default, provided that it commences such cure within the original curative period therefor and thereafter diligently prosecutes the same to completion; (d) the commencement of a proceeding by or against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity and, in the case of an involuntary proceeding only, such proceeding is not dismissed within sixty (60) days from the date of filing thereof; (e) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor, and, in the case of an involuntary proceeding only, such proceeding is not dismissed within sixty (60) days from the date of filing thereof;

(I) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as required by the Loan Agreement or as Payee shall request from time to time; (g) the entry of a judgment against any Obligor which Payee deems to be of a material nature, in Payee's sole discretion, which is not released or satisfied within forty-five (45) days of the entry thereof; (h) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor, including without limitation the property encumbered by the Mortgage; (i) should Payee's liens, mortgages or security interests in any of the collateral for this Note become unenforceable, or cease to be first priority liens, mortgages or security interests; U) the determination by Payee that a material adverse change has occurred in the financial condition of Maker that has a material adverse effect on Maker, its business or the property encumbered by the Mortgage; or (k) the failure of Maker's business to comply with any law or regulation controlling its operation.

Upon the occurrence of an Event of Default, (a) Payee shall have the optional right to accelerate and declare as immediately due and payable in full the entire balance (principal, interest and all other charges due hereunder or under the Loan Documents) outstanding hereunder and all other obligations of any Obligor to Payee (however acquired or evidenced) and/or (b) to the extent permitted by law, the rate of interest on the unpaid principal shall be increased at Payee's discretion up to the Maximum Rate (as defined below), or if there shall cease to be a Maximum Rate at a simple interest rate of 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Payee's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Payee is hereby authorized at any time to set off any charge against any deposit accounts of any Obligor, as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor which at any time shall come into the possession or custody or under the control of Payee or any of its agents, affiliates or correspondents, without notice or demand, any and all obligations due hereunder. Additionally, Payee shall have all rights and remedies available under each of the Loan Documents, including without limitation foreclosure of the Mortgage, as well as all rights and remedies available at law or in equity. Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted pursuant to Chapter 687, Florida Statutes.

The failure at any time of Payee to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Payee shall be cumulative and may be pursued singly, successively or together, at the option of Payee. The acceptance by Payee of any partial payment shall not constitute a waiver of any default or of any of Payee's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Payee unless the same shall be in writing, duly signed on behalf of Payee; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Payee or the obligations of Obligor to Payee in any other respect at any other time.

This Note, the Loan Documents, and the rights and obligations of Maker and Payee shall be governed by and interpreted in accordance with the law of the State of Florida. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan Documents (as defined in the Mortgage), each Obligor irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida or the United States located within the State of Florida and expressly waives any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Payee from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

Notwithstanding anything contained in this Note to the contrary, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the amount permitted and calculated at the Maximum Rate, and, in the event Payee ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated at the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note. The term "Maximum Rate" shall mean, as to Payee, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws which are presently in effect of the United States and the State of Florida applicable to Payee and such indebtedness or, to the extent permitted by applicable law, under such applicable laws of the United States and the State of Florida which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

Time is of the essence hereunder.

Any notice to be given or to be served upon any party hereto shall be given as provided in the Mortgage.

In this Note, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural.

MAKER KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS MAKER MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED ON, ARISING OUT OF, OR IN ANY WAY RELATED TO: THIS NOTE; THE OBLIGATIONS; ANY NOTES, LOAN AGREEMENTS, OR ANY OTHER LOAN DOCUMENT OR AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH ANY OF THE OBLIGATIONS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THIS JURY WAIVER ALSO APPLIES TO ANY CLAIM, COUNTERCLAIM, CAUSE OF ACTION OR DEMAND ARISING FROM OR RELATED TO (I) ANY COURSE OF CONDUCT, COURSE OF DEALING, OR RELATIONSHIP OF MAKER, ANY OBLIGOR, OR ANY OTHER PERSON WITH HOLDER OR ANY EMPLOYEE, OFFICER, DIRECTOR OR ASSIGNEE OF HOLDER IN CONNECTION WITH THE OBLIGATIONS; OR (II) ANY STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON BY OR ON BEHALF OF HOLDER TO MAKER, ANY OBLIGOR, OR ANY OTHER PERSON IN CONNECTION WITH THE OBLIGATIONS, REGARDLESS OF WHETHER SUCH CAUSE OF ACTION ARISES BY CONTRACT, TORT OR OTHERWISE. MAKER HEREBY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE HOLDER IN EXTENDING CREDIT TO THE MAKER, THAT THE HOLDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT MAKER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER. MAKER FURTHER CERTIFIES THAT NO PERSON HAS REPRESENTED TO IT, EXPRESSLY OR OTHERWISE, THAT HOLDER OR ANY OTHER PERSON WOULD NOT, IN THE EVENT OF A LEGAL PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Maker has caused this Note to be executed in its name as of the day and year first above written.

Maker:
BOVIE MEDICAL CORPORATION, a Delaware corporation
By: /s/Robert L. Gershon
Robert L. Gershon, Chief Executive Officer

STATE OF NEW YORK

COUNTY OF __________

THE FOREGOING INSTRUMENT was acknowledged before me this _ day of June, 2016, Robert L. Gershon, as Chief Executive Officer of Bovie Medical Corporation, a Delaware corporation, on behalf of the corporation. He/she o is personally known to me or o has produced _____________ , as identification.

Notary Public

(Printed Name)

My commission expires:	(Rank or Serial Number)

DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $12,572.00 ON THE PRIOR NOTE HAVE BEEN PAID ON THE MORTGAGE SECURING THIS NOTE. THIS AMENDED AND RESTATED PROMISSORY NOTE EVIDENCES THE AMENDMENT AND RESTATEMENT OF THE PRIOR NOTE WITHOUT ENLARGEMENT OF THE OBLIGATIONS OF THE MAKER AND WITHOUT THE ADDITION OF ANY OTHER OBLIGOR, THEREFORE, NO DOCUMENTARY STAMP TAXES ARE DUE HEREON.